UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2016

BBCN Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 25, 2016, BBCN Bancorp, Inc. (“BBCN”) issued a news release concerning its results of operations and financial condition for the fourth quarter and full year ended and as of December 31, 2015. A copy of the January 25, 2016 press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On January 25, 2016, BBCN issued a news release announcing that its Board of Directors declared a quarterly cash dividend to $0.11 per common share. The cash dividend will be paid on or about February 19, 2016 to all stockholders of record as of February 5, 2016. A copy of the January 25, 2016 press release is attached hereto as Exhibit 99.2.

The information included in this report pursuant to Item 2.02 of Form 8-K (including Exhibit 99.1) and Item 8.01 of Form 8-K (including Exhibit 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.         Description of Exhibit

99.1	News release dated January 25, 2016 concerning results of operations and financial condition for the third quarter and nine months ended and as of December 31, 2015.

99.2	News release dated January 25, 2016 announcing the declaration of a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN Bancorp, Inc.

Date: January 25, 2016	/s/ Kevin S. Kim
Kevin S. Kim
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1	News release dated January 25, 2016 concerning results of operations and financial condition for the third quarter and nine months ended and as of December 31, 2015.

99.2	News release dated January 25, 2016 announcing the declaration of a quarterly cash dividend.